Exhibit 99.1

NEWS RELEASE Glimcher Realty Trust 180 East Broad Street Columbus, Ohio 43215 www.glimcher.com
INVESTORS: Lisa A. Indest SVP, Finance and Accounting 614.887.5844 lindest@glimcher.com	MEDIA: Karen Bailey Director, Corporate Communications 614.887.5847 kbailey@glimcher.com

FOR IMMEDIATE RELEASE
Thursday, July 18, 2013

GLIMCHER REPORTS SECOND QUARTER 2013 RESULTS

•Mall store sales improved 8.5% to $471 per square foot at June 30, 2013
•13% re-leasing spreads for the mall store leases signed during the second quarter of 2013
•Growth in comparable mall net operating income of 5.6% in the second quarter of 2013

COLUMBUS, OH - July 18, 2013 - Glimcher Realty Trust (NYSE: GRT) today announced financial results for the second quarter ended June 30, 2013. A description and reconciliation of non-GAAP financial measures to GAAP financial measures is contained in a later section of this press release. References to per share amounts are based on diluted common shares.

“We are pleased to report strong operating fundamentals for the quarter with NOI growth at nearly 6%, as well as double digit releasing spreads and portfolio sales per square foot above $470,” said Michael P. Glimcher, Chairman of the Board and CEO. “During the quarter, we also continued the transformation of our retail property portfolio by divesting two moderately performing centers, gaining full control of WestShore Plaza and experiencing ongoing growth within the core portfolio.”

Net income available to common shareholders during the second quarter of 2013 was $29.9 million, or $0.21 per share, as compared to net income to common shareholders of $15.5 million, or $0.11 per share, in the second quarter of 2012. Funds From Operations (“FFO”) during the second quarter of 2013 were $33.4 million, or $0.23 per share, compared to $16.6 million, or $0.12 per share, in the second quarter of 2012. Adjusted FFO for the second quarter of 2013 was $26.6 million, or $0.18 per share, compared to adjusted FFO of $19.8 million, or $0.14 per share, for the second quarter of 2012. Adjusted FFO for the second quarter of 2013 primarily excludes the $6.9 million gain associated with the Company's pro-rata share of the loan extinguishment on Tulsa Promenade (“Tulsa”), a property sold during the second quarter of 2013. Adjusted FFO for the second quarter of 2012 excludes the $3.2 million non-cash write-off of pre-development costs.

Second Quarter Earnings Highlights

•
Total revenues were $96.7 million in the second quarter of 2013, compared to total revenues of $77.1 million in the second quarter of 2012. The $19.6 million increase in total revenues resulted primarily from $10.0 million of revenue from properties and interests acquired since April 2012, $6.4 million of increased revenue from lease termination income and sales of outparcels, and revenue growth from the Company's comparable properties of $3.2 million. The acquired properties were Town Center Crossing, located in Leawood, Kansas, Malibu Lumber Yard located in Malibu, California, and University Park Village located in Fort Worth, Texas. The Company also acquired the remaining 80% indirect ownership interest in Pearlridge Center located outside of Honolulu, Hawaii (“Pearlridge”) during the second quarter of 2012 and the remaining 60% indirect ownership interest in WestShore Plaza (“WestShore”) located in Tampa, Florida in June of 2013.

•
Net income to common shareholders was $29.9 million in the second quarter of 2013, compared to net income to common shareholders of $15.5 million in the second quarter of 2012. There were non-cash items in the second quarter of 2013 contributing a net amount of $31.7 million, compared to non-cash items of $21.9 million for the same period in 2012, that accounted for $9.8 million of the increase. The non-cash items for the second quarter of 2013 relate to the Company's recognition of a $19.2 million gain on the re-measurement of its 40% equity investment in WestShore, the Company's pro-rata share of the gain associated with the debt extinguishment on Tulsa of $6.9 million, as well as the Company's share of the net gain on the sale of Tulsa and the Lloyd Center in Portland, Oregon of $5.6 million. Also contributing to the growth in income was an increase of $2.5 million in lease termination income and a $2.7 million increase in net operating income for the Company's comparable mall properties.

•
Net operating income (“NOI”) for comparable mall properties, including the pro-rata share of NOI for the malls held through joint ventures, increased 5.6% for the three months ended June 30, 2013 from the three months ended June 30, 2012.

•
Average store rents for the Core Malls were $34.77 per square foot (“psf”) at June 30, 2013 and June 30, 2012. Average in-line store rents include in-line permanent retail stores that are less than 10,000 square feet. Core Malls include all of the Company's open-air centers, mall properties, and outlet properties, both wholly-owned and held in joint ventures.

•
Re-leasing spreads for the Core Malls increased by 13% for the non-anchor leases signed during the second quarter of 2013, with base rents averaging $31.42 psf. Re-leasing spreads represent the percentage change in base rent for permanent leases signed, both new leases and renewals, to the base rent for comparative tenants for those leases where the space was occupied in the previous twenty-four months.

•	Total occupancy for Core Malls increased to 94.7% at June 30, 2013, compared to 93.6% at June 30, 2012.

•
Average store sales in the Core Malls increased 8.5% to $471 psf for the twelve months ended June 30, 2013, compared to $434 psf for the twelve months ended June 30, 2012. Average store sales for the Company's comparable mall properties increased 3.2% for the twelve months ended June 30, 2013 compared to the twelve months ended June 30, 2012. Average store sales represent retail sales for mall stores of 10,000 square feet of gross leasable area or less that reported sales in the most recent twelve month period.

•
Occupancy costs for the twelve months ended June 30, 2013 were 10.4% of tenant sales for Core Mall stores. Occupancy costs include the tenants' minimum rent and costs the tenants pay toward operating costs and real estate taxes.

•
Scottsdale Quarter ended the second quarter of 2013 with total occupancy of 91% for the first two phases of the project, comprised of retail at 87% and office at 99%. When including signed leases not yet open, and leases out for signature, approximately 96% of the gross leasable area for the first two phases has been addressed.

Update on Liquidity and Capital Resources

•
Debt-to-total-market capitalization at June 30, 2013 (including the Company's pro-rata share of joint venture debt) was 48.0%, based on a common share closing price of $10.92, as compared to 46.1% at December 31, 2012, based on a common share closing price of $11.09. Debt with fixed interest rates represented approximately 85.3% of the Company's consolidated total outstanding borrowings at June 30, 2013, compared to 89.2% at December 31, 2012.

•
The Company sold a total of 473,500 common shares, at an average price of $12.25 per share, under its at-the-market (“ATM”) equity offering program during the three months ended June 30, 2013, generating net proceeds of $5.6 million. The proceeds generated from the ATM program were used to repay a portion of the outstanding balance under the Company's corporate credit facility. In May 2013, the Company established a new $215 million ATM program to replace the prior $200.0 million ATM program that was established in May 2011. The Company has approximately $209.2 million available for issuance under the ATM program.

•
In March 2013, the Company completed a $90.0 million preferred equity offering and issued an additional $5.0 million in April 2013 when the underwriters' exercised their option. The new Series I Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series I Shares”) will pay a 6.875% dividend per annum. In April 2013, the Company used cash on hand and capacity on its credit facility created by the net proceeds from the Series I Shares to redeem 3.6 million of the Company's 8.125% Series G Preferred Shares. In connection with the redemption, the Company recorded a non-cash write-off of approximately $0.2 million and $9.4 million of previously incurred issuance costs and related discount in the three and six months ended June 30, 2013, respectively.

•
In June 2013, the Company through a joint venture, sold its 40% interest in Lloyd Center. The property was held in a joint venture in which Glimcher held a 40% interest and the remaining 60% interest was held by an affiliate of Blackstone Real Estate Partners. The joint venture sold the property in two separate transactions for gross proceeds of $188.3 million. The Company's share of net proceeds from the sale of Lloyd Center after repayment of the existing loan on the property was $25.5 million.

•
In June 2013, the Company acquired the remaining 60% interest in WestShore from its joint venture partner for $111.8 million. The purchase was funded by a combination of the assumption of $71.8 million of the partner's share of the existing loan on the property, the proceeds from the sale of Lloyd Center and availability on the Company's credit facility.

•
In June 2013, the Company completed the sale of Tulsa, a mall located in Tulsa, Oklahoma. Tulsa was held in a joint venture between Glimcher and an affiliate of Oxford Properties Group (“Tulsa JV”). The mall was sold for $12.3 million and the sales proceeds plus cash on hand in the Tulsa JV were accepted by the lender as a full repayment of the $26.1 million mortgage on the property. Accordingly, the Tulsa JV recognized a gain on the debt extinguishment of $13.3 million, of which the Company's share of $6.9 million is reflected in the earnings from unconsolidated properties. The Tulsa JV also recognized a loss on the sale during the quarter of $2.9 million of which the Company's share of $0.9 million is reflected in the earnings from unconsolidated properties.

2013 Outlook

As of the date of this release, the Company expects diluted net income per share to be in the range of $0.06 to $0.10 for the year ending December 31, 2013, and expects diluted FFO per share to be in the range of $0.68 to $0.72 for the year ending December 31, 2013. The Company's previous FFO guidance has been updated solely to reflect the $0.05 gain on the extinguishment of the Tulsa loan recorded in the second quarter of 2013. Other key guidance assumptions as detailed in the previous guidance remain the same.

A reconciliation of the range of estimated diluted net income per share to estimated FFO per share for 2013 follows:

	Low End	High End
Estimated diluted net income per share	$0.06	$0.10
Add: Real estate depreciation and amortization*	0.79	0.79
Less: Gain on sale of assets, net *	(0.04)	(0.04)
Less: Gain on re-measurement of equity investment	(0.13)	(0.13)
Estimated FFO per share	$0.68	$0.72

* wholly-owned properties and pro-rata share of joint ventures

For the third quarter of 2013, the Company estimates diluted net loss per share to be in the range of $(0.04) to $(0.02) and FFO per share to be in the range of $0.16 to $0.18. A reconciliation of the range of estimated diluted net loss per share to estimated FFO per share for the third quarter of 2013 follows:

	Low End	High End
Estimated diluted net loss per share	$(0.04)	$(0.02)
Add: Real estate depreciation and amortization*	0.20	0.20
Estimated FFO per share	$0.16	$0.18

* wholly-owned properties and pro-rata share of joint ventures

This outlook is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release.

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms. The Company's definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to above should not be considered as alternatives to net income or other GAAP measures as indicators of the Company's performance. Funds From Operations is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”). The Company uses FFO in addition to net income to report operating results. The National Association of REIT (“NAREIT”) defines FFO as net income (loss) available to common shareholders (computed in accordance with GAAP), excluding gains or losses from sales of depreciable property, impairment adjustments associated with depreciable real estate, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  The Company may also discuss FFO as adjusted. Reconciliations of non-GAAP financial measures to earnings used in this press release are included in the press release.

NOI is used by industry analysts, investors and Company management to measure operating performance of the Company's properties. NOI represents total property revenues less property operating and maintenance expenses. Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense. These items are excluded from NOI in order to provide results that are more closely related to a property's results of operations. In addition, the Company's computation of same mall NOI excludes straight-line adjustments of minimum rents, amortization of above-below market intangibles, termination income, and income from outparcel sales. The Company also adjusts for other miscellaneous items in order to enhance the comparability of results from one period to another. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance. Real estate asset related depreciation and amortization, as well as impairment charges are excluded from NOI for the same reasons that it is excluded from FFO pursuant to NAREIT's definition.

Second Quarter Conference Call

Glimcher's second quarter investor conference call is scheduled for 11 a.m. ET on Friday, July 19, 2013. Those wishing to listen to this call may do so by calling 888.679.8018 Passcode: 40561306. This call also will be simulcast and available over the Internet via the website www.glimcher.com. A replay will be available approximately one hour after the Earnings Call through midnight August 2, 2013 by dialing 888.286.8010, Pass code: 57391618, or you can access the webcast replay on the Investor Relations page of the Company's website. Supplemental information about the second quarter operating results is available on the Company's website, or at www.sec.gov or by calling 614.887.5632.

About Glimcher Realty Trust

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of retail properties, which includes open-air centers, enclosed regional malls, as well as outlet centers. At June 30, 2013, GRT owned material interests in and managed 27 Properties with gross leasable area totaling approximately 19.1 million square feet, consisting of 24 Malls (23 wholly owned and one partially owned through a joint venture) and three Community Centers (two wholly owned and one partially owned through a joint venture).

Glimcher Realty Trust's common shares are listed on the New York Stock Exchange under the symbol “GRT.” Glimcher Realty Trust's Series G, Series H, and Series I preferred shares are listed on the New York Stock Exchange under the symbols “GRTPRG,” “GRTPRH,” and “GRTPRI,” respectively. Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market. Glimcher® is a registered trademark of Glimcher Realty Trust.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture (JV) partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of Glimcher to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for CAM, taxes and other property expenses, failure to comply or remain in compliance with covenants in the Company's debt instruments, failure or inability to exercise available extension options on debt instruments, failure of Glimcher to qualify as a real estate investment trust, termination of existing JV arrangements, conflicts of interest with the Company's existing JV partners, failure to achieve projected returns on development properties, the failure to sell malls and community centers and the failure to sell such properties when anticipated, the failure to achieve estimated sales prices and proceeds from the sale of malls, increases in impairment charges, additional impairment charges, as well as other risks listed in this news release and from time to time in Glimcher's reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by Glimcher.

Visit Glimcher at: www.glimcher.com

GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three Months ended June 30,
Statement of Operations	2013		2012

Total revenues	$96,679		$77,071
Total expenses (1)	(73,528)		(61,897)
Operating income	23,151		15,174
Gain on remeasurement of equity method investment	19,227		25,068
Interest expense, net	(18,555)		(17,314)
Equity in income (loss) of unconsolidated real estate entities, net (2)	12,990		(1,111)
Income from continuing operations	36,813		21,817
Discontinued operations:
Income from operations	168		97
Net income	36,981		21,914
Allocation to noncontrolling interest	(438)		(274)
Less: Preferred share dividends	(6,467)		(6,137)
Write-off related to preferred share redemption (3)	(160)		—
Net income available to common shareholders	$29,916		$15,503

Reconciliation of Net Income Available to Common Shareholders to Funds From Operations		Per Diluted Common Share (4)		Per Diluted Common Share (4)
Net income available to common shareholders	$29,916		$15,503
Allocation to noncontrolling interest (GPLP unit holders)	453		274
	30,369	$0.21	15,777	$0.11
Real estate depreciation and amortization	26,025	0.18	21,855	0.16
Gain on remeasurement of equity method investment	(19,227)	(0.13)	(25,068)	(0.18)
Pro-rata share of unconsolidated entity net gain on sale of properties	(5,565)	(0.04)	—	—
Pro-rata share of unconsolidated entity impairment loss	—	—	1,550	0.01
Pro-rata share of joint venture depreciation	1,755	0.01	2,498	0.02
Funds From Operations	$33,357	$0.23	$16,612	$0.12

Write-off of pre-development costs	$—	$—	$3,193	$0.02
Pro-rata share of unconsolidated entity net gain on debt extinguishment	(6,890)	(0.05)	—	—
Write-off related to preferred share redemption (3)	160	0.00	—	—
Adjusted FFO	$26,627	$0.18	$19,805	$0.14

Weighted average common shares outstanding - basic	144,532		139,832
Weighted average common shares outstanding - diluted (4)	147,420		142,833

Earnings per Share
Income from continuing operations per common share	$0.21		$0.11
Discontinued operations per common share	$0.00		$0.00
Income per common share	$0.21		$0.11

Income from continuing operations per diluted common share	$0.20		$0.11
Discontinued operations per diluted common share	$0.00		$0.00
Income per diluted common share	$0.21		$0.11
Adjusted funds from operations per diluted common share	$0.18		$0.14

(1) Includes a $3.2 million write-off of pre-development costs related to a retail development in the Panama City Beach, Florida area in the three months ending June 30, 2012.
(2) Includes $6.9 million for the Company's pro-rata share of the Tulsa debt extinguishment, $0.9 million for the Company's share of the loss on the disposition of Tulsa and a $6.5 million gain for the Company's share of the gain on the sale of Lloyd Center for the three months ending June 30, 2013.
Includes $1.6 million for the Company's joint venture share of an impairment charge on Town Square at Surprise in the three months ending June 30, 2012.
(3) Non-cash write-off of issuance costs and related discount due to the redemption of preferred shares for the quarter ended June 30, 2013.
(4) FFO and adjusted FFO per share in 2013 and 2012 has been calculated using 147,420 and 142,833 common shares, respectively, which includes common stock equivalents.

GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Six Months ended June 30,
Statement of Operations	2013		2012

Total revenues	$187,726		$146,899
Total expenses (1)	(144,841)		(117,060)
Operating income	42,885		29,839
Gain on remeasurement of equity method investment	19,227		25,068
Interest expense, net	(37,296)		(34,000)
Equity in income (loss) of unconsolidated real estate entities, net (2)	13,311		(4,585)
Income from continuing operations	38,127		16,322
Discontinued operations:
Income from operations	275		110
Net income	38,402		16,432
Allocation to noncontrolling interest	(345)		(11)
Less: Preferred share dividends	(12,626)		(12,274)
Write-off related to preferred share redemption (3)	(9,426)		—
Net income available to common shareholders	$16,005		$4,147

Reconciliation of Net Income Available to Common Shareholders to Funds From Operations		Per Diluted Common Share (4)		Per Diluted Common Share (4)
Net income available to common shareholders	$16,005		$4,147
Allocation to noncontrolling interest (GPLP unit holders)	231		11
	16,236	$0.11	4,158	$0.03
Real estate depreciation and amortization	52,264	0.35	40,909	0.31
Gain on remeasurement of equity method investment	(19,227)	(0.13)	(25,068)	(0.18)
Pro-rata share of unconsolidated entity net gain on sale of properties	(5,565)	(0.04)	—	—
Pro-rata share of unconsolidated entity impairment loss	—	—	5,482	0.04
Pro-rata share of joint venture depreciation	3,978	0.03	5,604	0.04
Funds From Operations	$47,686	$0.32	$31,085	$0.24

Write-off of pre-development costs	$—	$—	$3,193	$0.02
Non-cash charges for Tulsa note receivable	—	—	3,322	0.03
Pro-rata share of unconsolidated entity net gain on debt extinguishment	(6,890)	(0.05)	—	—
Write-off related to preferred share redemption (3)	9,426	0.07	—	—
Adjusted FFO	$50,222	$0.34	$37,600	$0.29

Weighted average common shares outstanding - basic	143,973		128,675
Weighted average common shares outstanding - diluted (4)	146,865		131,763

Earnings per Share
Net income to common shareholders before discontinued operations per common share	$0.11		$0.03
Discontinued operations per common share	$0.00		$0.00
Income per common share	$0.11		$0.03

Net income to common shareholders before discontinued operations per common share	$0.11		$0.03
Discontinued operations per diluted common share	$0.00		$0.00
Income per diluted common share	$0.11		$0.03
Adjusted funds from operations per diluted common share	$0.34		$0.29

(1) Includes $3.3 million provision to write down a note receivable due from the Tulsa joint venture and a write-off of $3.2 million in pre-development costs related to a development in Panama City Beach, Florida in the six months ending June 30, 2012.
(2) Includes $6.9 million for the Company's pro-rata share of the Tulsa debt extinguishment, $0.9 million for the Company's share of the loss on the disposition of Tulsa and a $6.5 million gain for the Company's share of the gain on the sale of Lloyd Center for the six months ending June 30, 2013.
Includes $5.5 million related to the Company's share of impairment charge on Town Square at Surprise ($1.6 million) and Tulsa Promenade ($3.9 million) in the six months ending June 30, 2012.
(3) Non-cash write-off of issuance costs and related discount due to the redemption of preferred shares for the six months ended June 30, 2013.
(4) FFO and adjusted FFO per share in 2013 and 2012 has been calculated using 146,865 and 131,763 common shares, respectively, which includes common stock equivalents.

GLIMCHER REALTY TRUST
Selected Balance Sheet Information and Operating Metrics
(in thousands, except percentages and base rents)

	June 30, 2013	December 31, 2012

Investment in real estate, net	$2,445,862	$2,187,028
Total assets	$2,597,395	$2,329,407
Mortgage notes and other notes payable	$1,725,438	$1,484,774
Debt / Market capitalization	47.5%	43.8%
Debt / Market capitalization including pro-rata share of joint ventures	48.0%	46.1%

	June 30, 2013	June 30, 2012
Occupancy:
Core Malls (1):
Mall Anchors (2)	97.1%	96.7%
Mall Non-Anchors (3)	91.0%	88.8%
Total Core Mall Portfolio	94.7%	93.6%

Malls excluding Joint Ventures:
Mall Anchors (2)	96.9%	95.7%
Mall Non-Anchors (3)	91.6%	88.9%
Mall Portfolio excluding joint ventures	94.8%	92.9%

Comparable Retail Properties (4)
Mall Anchors (2)	97.1%	96.3%
Mall Non-Anchors (3)	90.8%	88.7%
Total occupancy for Comparable Properties	94.7%	93.3%

Average Base Rents:
Core Malls (1):
Mall Anchors (2)	$7.78	$7.01
In-Line Stores under 10,000 sf (5)	$34.77	$34.77

Core Retail Properties excluding Joint Ventures:
Mall Anchors (2)	$7.27	$6.49
In-Line Stores under 10,000 sf (5)	$34.90	$34.50

(1) Core Malls including joint ventures that were owned in the period indicated.
(2) Stores over 20,000 sf.
(3) Stores 20,000 sf or less.
(4) Core Malls excluding properties acquired or sold after March 31, 2012. Excludes University Park Village, Tulsa Promenade and Lloyd Center in each period reported.
(5) In-line permanent retail stores under 10,000 sf.

Note: WestShore Plaza is reported as a consolidated property in June 2013 and as a joint venture property in June 2012.